Exhibit 99.1

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

www.airproducts.com

Air Products Reports First Quarter Fiscal 2014 Financial Results

First Quarter Highlights

•	EPS from continuing operations of $1.34 up three percent versus prior year

•	Major plants onstream in China for XLX and Samsung

•	Signed significant LNG project in Arctic Russia

LEHIGH VALLEY, Pa. (January 28, 2014) – Air Products (NYSE:APD) today reported first quarter results with strong performance in Electronics and Performance Materials, and Equipment and Energy. For the quarter ended December 31, 2013, net income was $287 million, up four percent, and diluted earnings per share (EPS) was $1.34, an increase of three percent, compared with results for the first quarter of 2013.

First quarter sales of $2,546 million decreased one percent versus prior year on slightly lower volumes and stable pricing, partially offset by higher energy pass-through. Volumes were higher in Merchant Gases, Electronics and Performance Materials, and Equipment and Energy, while refinery customer outages impacted volumes in the Tonnage Gases segment. Underlying sales, excluding the exit from the Polyurethane Intermediates Business (PUI), decreased one percent.

Prior quarter results are on a non-GAAP, continuing operations basis. A reconciliation to GAAP results can be found at the end of this release.*

Sequentially, sales decreased two percent, with underlying sales down three percent mainly due to seasonality in Merchant Gases, and Electronics and Performance Materials, and outages. Operating income of $386 million increased four percent versus prior year on strong results in Electronics and Performance Materials, and Equipment and Energy, and operating margin of 15.1 percent was up 60 basis points. Sequentially, operating income was down eight percent and margin declined 120 basis points primarily due to seasonal volumes and higher costs driven by Tonnage Gases maintenance outages.

Commenting on the quarter, John McGlade, chairman, president and chief executive officer, said, “We continue to execute against our 2014 priorities to deliver even greater value for our shareholders. In the first quarter, our cost reduction efforts contributed to higher operating income, further strong signings improved asset loadings, and we continued to execute on our strong backlog, bringing on major new plants in China.”

First Quarter Results by Business Segment:

•

Merchant Gases sales of $1,048 million increased four percent versus prior year on higher volumes. Liquid oxygen, nitrogen and argon volumes were up in all regions, partially offset by weaker packaged gases demand in Europe and lower helium volumes due to global supply constraints. Operating income of $169 million decreased one percent versus prior year, with the positive impact from higher volumes more than offset by under-recovery of higher power and fuel costs. Sequentially, sales decreased one percent on lower seasonal volumes in U.S./Canada and helium availability. Operating income decreased four percent sequentially due to the lower volumes.

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•

Tonnage Gases sales of $808 million decreased ten percent versus last year as continued strong demand in the U.S. Gulf Coast was more than offset by plant outages and lower Latin America volumes. Lower PUI volumes impacted sales by three percent and energy pass-through and currency were positive. Sales decreased sequentially by three percent primarily on lower volumes due to the outages. Operating income of $118 million was down 15 percent versus prior year and 13 percent sequentially, primarily due to lower volumes and costs from the outages.

•

Electronics and Performance Materials sales of $579 million increased five percent versus prior year on six percent higher volumes. Electronics sales were up four percent, driven by higher equipment and onsite sales, and Performance Materials was up eight percent with all product lines and all major regions showing positive growth. Operating income of $84 million increased 36 percent versus prior year and operating margin improved 320 basis points on the stronger volumes and good cost performance from our business restructuring and cost savings programs. Sequentially, sales were unchanged with currency offsetting lower volumes. Operating income decreased 13 percent and operating margin was down 210 basis points, primarily due to inventory revaluation.

•

Equipment and Energy sales of $111 million increased four percent versus prior year and were down six percent sequentially. Operating income of $21 million was unchanged sequentially and up 144 percent versus prior year driven by LNG projects. The sales backlog of $343 million decreased 12 percent versus prior year and 15 percent versus last quarter. Additionally, the company confirmed that it will supply technology and equipment for Russia’s largest LNG production and exports facility.

Outlook

Air Products expects second quarter EPS from continuing operations to be between $1.32 and $1.37 per share. The company’s guidance for continuing operations for fiscal 2014 is a range of $5.70 to $5.90 per share.

Looking ahead, McGlade said, “We still see greater momentum in the second half of the year. Full year performance remains on track and we expect to drive earnings growth by continuing to focus on our priorities — improved asset utilization, productivity and cost reduction, winning in the marketplace and disciplined project execution.”

Access the Q1 earnings teleconference scheduled for 10:00 a.m. Eastern Time on January 28 by calling 719-325-2482 and entering pass code 6987687, or access event details on our website.

About Air Products

Air Products (NYSE:APD) provides atmospheric, process and specialty gases; performance materials; equipment; and technology. For over 70 years, the company has enabled customers to become more productive, energy efficient and sustainable. Recognized as one of the world’s most innovative companies by both Thomson Reuters and Forbes magazine, more than 21,000 employees in over 50 countries supply effective solutions to the energy, environment and emerging markets. These include semiconductor materials, refinery hydrogen, coal gasification, natural gas liquefaction, and advanced coatings and adhesives. In fiscal 2013, Air Products had sales of $10.2 billion. For more information, visit www.airproducts.com.

NOTE: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance and business outlook. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, weakening or reversal of global or regional economic recovery; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; the impact of competitive products and pricing; unexpected changes in raw material supply and markets including helium; the impact of price fluctuations in natural gas; unanticipated asset impairments or losses; the ability to recover unanticipated increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory investigations; the impact of management and organizational changes, including the chief executive officer search; the success of productivity programs; the timing, impact, and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; political risks, including the risks of unanticipated government actions that may result in project delays, cancellations or expropriations; the impact of changes in environmental, tax or other legislation and regulatory activities in jurisdictions in which the Company and its affiliates operate; the impact on the effective tax rate of changes in the mix of earnings among our U.S. and international operations; and other risk factors described in the Company’s Form 10K for its fiscal year ended September 30, 2013. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

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Media Inquiries:

George Noon, tel: (610) 481-1990; e-mail: noong@airproducts.com

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com.

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*	The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which our management uses internally to evaluate our baseline performance on a comparable basis. Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.

CONSOLIDATED RESULTS

	Continuing Operations
2014 Q1 vs. 2013 Q4	Operating Income	Operating Margin		Income	Diluted EPS
2014 Q1 GAAP	$385.6	15.1%		$287.1	$1.34
2013 Q4 GAAP	179.2	6.9%		150.2	.70
Change GAAP	$206.4	820	bp	$136.9	$.64
% Change GAAP	115%			91%	91%

2014 Q1 GAAP	$385.6	15.1%		$287.1	$1.34
2014 Q1 Non-GAAP Measure	$385.6	15.1%		$287.1	$1.34

2013 Q4 GAAP	$179.2	6.9%		$150.2	$.70
Business restructuring and cost reduction plans	231.6	9.0%		157.9	.74
Advisory costs	10.1	.4%		6.4	.03
2013 Q4 Non-GAAP Measure	$420.9	16.3%		$314.5	$1.47

Change Non-GAAP Measure	$(35.3)	(120	bp)	$(27.4)	$(.13)
% Change Non-GAAP Measure	(8)%			(9)%	(9)%

Capital Expenditures

We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases and such spending is reflected as a use of cash within cash provided by operating activities, if the arrangement qualifies as a capital lease.

The presentation of this non-GAAP measure is intended to enhance the usefulness of information by providing a measure which our management uses internally to evaluate and manage our expenditures.

Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure.

	Three Months Ended 31 December
(Millions of dollars)	2013	2012
Capital expenditures – GAAP basis	$391.1	$357.0
Capital lease expenditures	48.1	71.4
Capital expenditures – Non-GAAP basis	$439.2	$428.4

FY2014 Forecast
Capital expenditures – GAAP basis	$1,800-1,900
Capital lease expenditures	100-200
Capital expenditures – Non-GAAP basis	$1,900-2,100

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three Months Ended 31 December
(Millions of dollars, except for share data)	2013	2012
Sales	$2,545.5	$2,562.4
Cost of sales	1,865.9	1,900.1
Selling and administrative	280.9	268.2
Research and development	33.5	33.3
Other income (expense), net	20.4	11.6
Operating Income	385.6	372.4
Equity affiliates’ income	38.2	41.4
Interest expense	33.3	35.8
Income from Continuing Operations before Taxes	390.5	378.0
Income tax provision	94.5	92.2
Income from Continuing Operations	296.0	285.8
Income from Discontinued Operations, net of tax	3.1	1.4
Net Income	299.1	287.2
Less: Net Income Attributable to Noncontrolling Interests	8.9	8.9
Net Income Attributable to Air Products	$290.2	$278.3

Net Income Attributable to Air Products
Income from continuing operations	$287.1	$276.9
Income from discontinued operations	3.1	1.4
Net Income Attributable to Air Products	$290.2	$278.3

Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.36	$1.32
Income from discontinued operations	.01	.01
Net Income Attributable to Air Products	$1.37	$1.33

Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.34	$1.30
Income from discontinued operations	.01	.01
Net Income Attributable to Air Products	$1.35	$1.31

Weighted Average Common Shares – Basic (in millions)	211.8	210.0
Weighted Average Common Shares – Diluted (in millions)	214.3	212.6
Dividends Declared Per Common Share – Cash	$.71	$.64

Other Data from Continuing Operations
Depreciation and amortization	$234.2	$218.5
Capital expenditures on a Non-GAAP basis (see page 4 for reconciliation)	439.2	428.4

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Millions of dollars)	31 December 2013	30 September 2013
Assets
Current Assets
Cash and cash items	$387.6	$450.4
Trade receivables, net	1,561.2	1,544.3
Inventories	693.4	706.1
Contracts in progress, less progress billings	152.0	182.3
Prepaid expenses	119.7	121.1
Other receivables and current assets	416.2	432.4
Current assets of discontinued operations	—	2.5
Total Current Assets	3,330.1	3,439.1
Investment in net assets of and advances to equity affiliates	1,212.7	1,195.5
Plant and equipment, at cost	19,864.8	19,529.9
Less: accumulated depreciation	10,712.8	10,555.9
Plant and equipment, net	9,152.0	8,974.0
Goodwill	1,642.9	1,653.8
Intangible assets, net	700.5	717.3
Noncurrent capital lease receivables	1,478.1	1,476.9
Other noncurrent assets	398.9	393.5
Total Noncurrent Assets	14,585.1	14,411.0
Total Assets	$17,915.2	$17,850.1

Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,921.4	$1,944.9
Accrued income taxes	76.3	63.0
Short-term borrowings	1,030.5	709.9
Current portion of long-term debt	117.0	507.4
Current liabilities of discontinued operations	—	2.4
Total Current Liabilities	3,145.2	3,227.6
Long-term debt	5,020.8	5,056.3
Other noncurrent liabilities	1,136.2	1,164.3
Deferred income taxes	831.6	827.2
Total Noncurrent Liabilities	6,988.6	7,047.8
Total Liabilities	10,133.8	10,275.4

Redeemable Noncontrolling Interest	358.7	375.8

Air Products Shareholders’ Equity	7,264.0	7,042.1
Noncontrolling Interests	158.7	156.8
Total Equity	7,422.7	7,198.9
Total Liabilities and Equity	$17,915.2	$17,850.1

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended 31 December
(Millions of dollars)	2013	2012
Operating Activities
Net Income	$299.1	$287.2
Less: Net income attributable to noncontrolling interests	8.9	8.9
Net income attributable to Air Products	290.2	278.3
Income from discontinued operations	(3.1)	(1.4)
Income from continuing operations attributable to Air Products	287.1	276.9
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	234.2	218.5
Deferred income taxes	33.0	37.4
Share-based compensation	11.8	10.1
Noncurrent capital lease receivables	(10.0)	(93.4)
Other adjustments	14.2	(169.2)
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(17.7)	51.0
Inventories	11.9	42.5
Contracts in progress, less progress billings	32.6	(22.3)
Other receivables	(.9)	(64.4)
Payables and accrued liabilities	(65.2)	7.3
Other working capital	15.2	(16.0)
Cash Provided by Operating Activities	546.2	278.4
Investing Activities
Additions to plant and equipment	(391.1)	(357.0)
Proceeds from sale of assets and investments	5.5	2.8
Other investing activities	—	(1.6)
Cash Used for Investing Activities	(385.6)	(355.8)
Financing Activities
Long-term debt proceeds	1.4	77.3
Payments on long-term debt	(434.0)	(65.0)
Net increase in commercial paper and short-term borrowings	339.1	709.1
Dividends paid to shareholders	(149.9)	(136.0)
Purchase of treasury shares	—	(461.6)
Proceeds from stock option exercises	19.9	27.0
Excess tax benefit from share-based compensation	4.1	8.1
Other financing activities	(18.8)	(1.8)
Cash (Used for) Provided by Financing Activities	(238.2)	157.1
Discontinued Operations
Cash provided by operating activities	.7	5.2
Cash provided by (used for) investing activities	9.8	(.8)
Cash provided by financing activities	—	—
Cash Provided by Discontinued Operations	10.5	4.4
Effect of Exchange Rate Changes on Cash	4.3	7.1
(Decrease) Increase in Cash and Cash Items	(62.8)	91.2
Cash and Cash Items – Beginning of Year	450.4	454.4
Cash and Cash Items – End of Period	$387.6	$545.6

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

SUMMARY BY BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended 31 December
(Millions of dollars)	2013	2012
Sales to External Customers
Merchant Gases	$1,047.7	$1,009.1
Tonnage Gases	808.1	898.4
Electronics and Performance Materials	579.1	549.0
Equipment and Energy	110.6	105.9
Segment and Consolidated Totals	$2,545.5	$2,562.4

Operating Income
Merchant Gases	$169.2	$171.0
Tonnage Gases	117.6	138.1
Electronics and Performance Materials	83.5	61.3
Equipment and Energy	20.5	8.4
Segment Total	$390.8	$378.8
Other	(5.2)	(6.4)
Consolidated Total	$385.6	$372.4

(Millions of dollars)	31 December 2013	30 September 2013
Identifiable Assets (A)
Merchant Gases	$6,735.1	$6,729.9
Tonnage Gases	5,460.3	5,397.0
Electronics and Performance Materials	2,868.9	2,859.4
Equipment and Energy	762.0	675.2
Segment Total	$15,826.3	$15,661.5
Other	876.2	990.6
Discontinued operations	—	2.5
Consolidated Total	$16,702.5	$16,654.6

(A)	Identifiable assets are equal to total assets less investment in net assets of and advances to equity affiliates.

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